SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 23, 2006

THE STUDIO ZONE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-129180	98-0470941
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

20313 93rd Avenue Langley, B.C. V1M 2M7 Canada
(Address of principal executive offices)
(604) 513-8681
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

By way of letter dated January 23, 2006. the firm of Armando C. Ibarra, CPA (“Ibarra”) was dismissed as the independent registered public accounting firm for The Studio Zone, Inc., a Nevada corporation (hereinafter, the “Registrant”), effective immediately.

On January 26, 2006, the Registrant’s Board of Directors approved the engagement of Peterson Sullivan, PLLC (“PS”) as the Registrant’s independent registered public accounting firm.

The report issued by Ibarra in connection with the audit for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to audit scope or accounting principles. Ibarra’s report did, however, contain an explanatory paragraph that stated that the Registrant has not generated positive cash flows from operations and has accumulated deficit which raise substantial doubt about its ability to continue as a going concern.

In connection with the audit of the Registrant’s financial statements for the year ended December 31, 2004 and for the interim periods subsequent to December 31, 2004, and through January 24, 2006, there were no disagreements with Ibarra on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ibarra, would have caused Ibarra to make reference to the matter in their report.

A copy of Ibarra’s letter to the Securities and Exchange Commission, dated  February 3, 2006 regarding its agreement with the foregoing statements is attached to this report as Exhibit.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

16.1	Letter of Agreement from Armando C. Ibarra, CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 7, 2006

        The Studio Zone, Inc.

By: /s/ Lynn Wahl _______________________ Lynn Wahl Chief Executive Officer